EXHIBIT 3.10

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NISKA GAS STORAGE CANADA, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                                                           The name of the limited partnership is Niska Gas Storage Canada, L.P. (the “Partnership”)

SECOND:                                            The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the third paragraph and inserting in lieu thereof a new third paragraph to read as follows:

3.  The name and mailing address of the general partner is:

Niska GP ULC
400 — 607 8th Ave SW
Calgary, AB T2P 0A7
Canada
Attention: General Counsel

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of June 21, 2010.

GENERAL PARTNER:

Niska GP ULC

By:	/s/ Jason A. Dubchak
	Name:	Jason A. Dubchak
	Title:	Vice President, General Counsel
& Corporate Secretary